EXHIBIT 99.1

[BIOSOURCE INTERNATIONAL LOGO]                                      Charles Best
                                                         Chief Financial Officer
                                                   BioSource International, Inc.
                                                            chuckb@biosource.com
                                                                  (805) 383-5249




BIOSOURCE INTERNATIONAL, INC.  NAMES PRESIDENT AND CHIEF EXECUTIVE OFFICER

CAMARILLO, CALIF.  - OCTOBER 20, 2003

BioSource International, Inc. (Nasdaq: BIOI - News) announced today that Terrance J. Bieker has been elected by the Board of Directors to the position of President and Chief Executive Officer, commencing November 3, 2003. Mr. Bieker will also be appointed to fill the vacancy created on the board of directors of the Company by the resignation of Len Hendrickson. Mr. Bieker succeeds Len Hendrickson who, the Company sadly announced on September 11, 2003, would commence an indefinite medical disability leave of absence. Mr. Robert Weltman, a Director of BioSource, has acted as interim CEO in Mr. Hendrickson's absence.

Jean-Pierre Conte, the Company's Chairman of the Board, commented on the announcement: "Terry is just what BioSource needs to take us to the next level. He has a record of leadership in growing mid-stage reagent and instrument technology companies and a first-hand understanding of providing integrated solutions to meet the needs of life science customers. We believe Terry's multi-faceted successful operating experience will provide us with a focused effort aimed at translating our well-recognized, innovative technological accomplishments into successful commercial opportunities."

Terry Bieker formerly served as CEO of Axya Medical, Inc. and President and CEO of Transfusion Technologies Corporation. Also within the life sciences sector, Mr. Bieker served as Executive Vice President and Chief Operating Officer of Safeskin Corporation and Chairman, CEO and President of Sanofi Diagnostics Pasteur. Prior to these appointments, Mr. Bieker served as General Manager of Genetic Systems Corporation. His early career was with various divisions of American Hospital Supply Corporation. Mr. Bieker holds a B.S. degree in Economics from the University of Minnesota.

"I am excited about the opportunity to work with this energized company," said Mr. Bieker. "There is a tremendous opportunity for BioSource to become the leader in the supply of unique and critical research biologicals to life science researchers. Matching our innovative reagents to customer needs and growing our customer base are keys to our success. We all benefit substantially when assisting the scientific community in furthering its research efforts."

                                   ##########

         BioSource International, Inc. is a broad based life sciences company focused on providing integrated solutions in the areas of functional genomics, proteomics, and drug discovery through the development, manufacturing, marketing and distribution of unique biologically active reagent systems which facilitate, enable and accelerate pharmaceutical development and biomedical research.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements"


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within the  meaning of the  Private  Securities  Litigation  Reform Act of 1995.
Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections", or the like to be uncertain
and  forward-looking.   All  cautionary  statements  should  be  read  as  being
applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.